UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________

Date of Report (Date of earliest event reported): November 4, 2016

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16225 Park Ten Place, Suite 280, Houston, Texas	77084
(Address of principal executive offices)	(Zip Code)

(713) 714-6100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
The information set forth in Item 8.01 below is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Effective November 4, 2016, the Board of Directors (the “Board”) of Gulf Island Fabrication, Inc. (“Gulf Island” or “we,” “us” or “our”) approved amendments to our bylaws, primarily to harmonize them to Louisiana’s business corporation statute, the Louisiana Business Corporation Act (the “BCA”), which replaced Louisiana’s predecessor statute effective January 1, 2015. The BCA is based on the Revised Model Business Corporation Act used by over 30 other states. Although the BCA for the most part is largely similar to the predecessor statute, it did impact several matters regulated by our bylaws, including certain indemnification, quorum, meeting and voting provisions.
The bylaw amendments (collectively, the “Bylaw Amendments”) update, replace, or delete obsolete or outmoded provisions and otherwise modernize and clarify our bylaws. Unless otherwise noted, all references herein to sections are to sections of our amended and restated bylaws. The Bylaw Amendments, among other things:
- amended our indemnification bylaw to conform to the terms of the Indemnification Agreement described below under Item 8.01 (Section 11);
- added language designed to ensure that certain specified corporate acts are undertaken in conformity with the BCA, including providing notice of shareholders’ meetings (Section 2.4), providing access to shareholder lists (Section 2.5), determining quorums (Sections 2.6 and 2.11), and determining a record date (Section 10);
- amended certain provisions in order to modernize the bylaws, including (i) providing for electronic notice of director meetings (Sections 4,3 and 4.4) and (ii) providing for the use of electronically transmitted proxies (Section 2.8); and
- updated director committee provisions to more accurately reflect the terms of our committee charters and add a provision describing our recently designated Corporate Governance & Nominating Committee (Section 5).
 The foregoing summary of the Bylaw Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of Gulf Island’s amended and restated bylaws, as amended through November 4, 2016, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.
In connection with the enactment of the BCA, our Board approved a new form of indemnification agreement effective November 4, 2016 (the “Indemnification Agreement”), to be entered into between us and our directors and certain of our officers. The Indemnification Agreement supersedes and replaces the indemnification agreements previously entered into with such individuals.
The Indemnification Agreement incorporates procedural mechanisms mandated by the BCA with respect to the advancement of expenses and the establishment of the “determining body” empowered under both the old and new law to determine the appropriateness of indemnification payments.
The foregoing description of the Indemnification Agreement is a summary only and is qualified in its entirety by the full text of the form of the Indemnification Agreement. The form of Indemnification Agreement to be entered into with our directors and certain of our officers is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

The exhibits to this Current Report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

		By:	/s/ Kirk J. Meche
Kirk J. Meche
President, Chief Executive Officer and Interim Chief
Financial Officer, Treasurer and Secretary

Dated:	November 4, 2016

Exhibit Index

Exhibit No.	Description

3.1	Bylaws of Gulf Island Fabrication, Inc., as amended and restated through April 26, 2012, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on April 30, 2012
3.2*	Bylaws of Gulf Island Fabrication, Inc., as amended and restated through November 4, 2016
10.1*	Form of Indemnification Agreement between Gulf Island Fabrication, Inc. and its directors and certain officers

*	Filed herewith